UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Myovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton HM11, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Shares, $0.000017727 par value per share	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities Act registration statement file number to which the form relates:

333-213891

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

Myovant Sciences Ltd. (the “Registrant”) hereby incorporates by reference the description relating to the Registrant’s common shares, $0.000017727 par value per share, to be registered hereunder set forth in the section titled “Description of Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333- 213891), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 30, 2016, as subsequently amended (the “Registration Statement”). Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MYOVANT SCIENCES LTD.

Date: October 24, 2016	By:	/s/ Lynn Seely, M.D.
		Name:	Lynn Seely, M.D.
		Title:	Principal Executive Officer